Exhibit 99.1

Permian Resources to Acquire Earthstone Energy in All-Stock Transaction,

Creating a $14 Billion Premier Delaware Basin Independent E&P

MIDLAND & THE WOODLANDS, Texas — August 21, 2023 (BUSINESS WIRE) — Permian Resources Corporation (“Permian Resources” or the “Company”) (NYSE: PR) and Earthstone Energy, Inc. (“Earthstone Energy” or “Earthstone”) (NYSE: ESTE) today announced that they have entered into a definitive agreement under which Permian Resources will acquire Earthstone in an all-stock transaction valued at approximately $4.5 billion, inclusive of Earthstone’s net debt. Under the terms of the transaction, each share of Earthstone common stock will be exchanged for a fixed ratio of 1.446 shares of Permian Resources common stock. The transaction strengthens Permian Resources’ position as a leading Delaware Basin independent E&P with over 400,000 Permian net acres, pro forma production of approximately 300,000 Boe/d1 and an enhanced free cash flow profile to increase returns to shareholders.

Key Highlights

•	Enhances leading position in the Delaware Basin and increases operating size and scale

•	Adds significant high-quality inventory offset the Company’s existing core acreage in New Mexico

•	Highly accretive to key financial metrics before synergies, including operating cash flow, free cash flow and net asset value per share

•	Expected to be accretive to free cash flow per share by an average of >30% per year during the next two years and >25% per year during the next five and ten years

•	Expect to achieve synergies that will drive ~$175 million of annual cash flow improvement

•	Improved free cash flow profile supports 20% increase to base dividend per share and higher future variable shareholder returns

•	Meets and exceeds all of Permian Resources’ rigorous investment criteria

•	Maintains strong balance sheet with expected leverage[2] of less than 1.0x at closing

•	Represents an 8% premium to the exchange ratio based on the 20-day volume weighted average share prices

Management Commentary

“We believe the acquisition of Earthstone represents a compelling value proposition for our shareholders and strengthens our position as a premier Delaware Basin independent E&P. Earthstone’s Northern Delaware position brings high-quality acreage with core inventory that immediately competes for capital within our portfolio,” said Will Hickey, Co-CEO of Permian Resources. “Additionally, we have identified numerous ways to leverage our deep Delaware Basin experience and incremental scale to improve upon these assets across the board, including approximately $175 million of annual synergies. Permian Resources has a proven integration track record, and we believe the successful execution of these cost savings will create incremental value for both Permian Resources and Earthstone stakeholders.”

“We are very pleased to announce this transaction with Permian Resources and believe the combination of the two companies’ top-tier assets and history of success will create an even stronger large-cap E&P company which is uniquely positioned to drive profitable growth and development in the world-class Permian Basin. We believe this all-stock transaction provides Earthstone’s shareholders with excellent value for their investment now and in the future,” said Robert Anderson, President and Chief Executive Officer of Earthstone. “In less than three years, we have grown Earthstone from a small-cap E&P company producing approximately 15,000 Boe per day to one with a production base of over 130,000 Boe per day, delivering significant value enhancement for shareholders along the way. Our success directly reflects our outstanding employees’ dedication, hard work and perseverance. I personally thank each and every one of our employees. I could not be prouder of the Earthstone team and the company we have built together.”

“As significant owners of the business, our primary goal is to drive value for our investors, and the Earthstone transaction is another example of value creation for shareholders. We expect the transaction to be accretive across all key financial metrics before synergies and significantly accretive including synergies, both over the short and long-term,” said James Walter, Co-CEO of Permian Resources. “After evaluating over $20 billion of potential transactions during the past twelve months, we firmly believe the acquisition of Earthstone represented the best transaction for Permian Resources. It checks all the boxes, enhancing shareholder value while improving upon an already best-in-class company.”

Strategic and Financial Benefits

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Accretive to All Key Financial Metrics Over the Long-Term. The transaction is expected to be accretive to all relevant per share metrics before synergies, including operating cash flow, free cash flow and net asset value per share. The Company expects the transaction to deliver accretion to free cash flow per share of over 30% per year during the next two years and over 25% during the next five and ten-year periods. This is consistent with the Company’s disciplined acquisition strategy, pursuing transactions which provide significant accretion to all relevant per share metrics over both the short and long-term.

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Acceleration of Cash Returns to Shareholders. The accretive nature of this transaction immediately improves Permian Resources’ current return of capital program. The Company plans to increase its quarterly base dividend by 20% to $0.06 per share beginning with its first quarter 2024 dividend. Permian Resources’ variable return program remains unchanged, distributing at least 50% of free cash flow after the base dividend through a variable dividend, share repurchases or a combination of both.

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Extensive, High Rate of Return Combined Inventory. The transaction adds significant core inventory and bolsters Permian Resources’ position in highly productive areas within the Northern Delaware Basin, characterized by proven stacked-pay intervals and low-cost operating environment. Earthstone’s New Mexico acreage position is highly complementary to Permian Resources’ existing high-return asset base, which has generated repeatable strong results. Additionally, this transaction provides the ability to high grade the combined company’s capital allocation across a broader asset base, improving capital efficiency.

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Adds Significant Size and Scale. The transaction increases Permian Resources’ position in the Permian Basin by approximately 223,000 net acres to over 400,000 net acres with pro forma production of approximately 300,000 Boe/d1. In the Delaware Basin, the acquisition adds approximately 56,000 net acres of high-quality, stacked-pay reservoirs, largely offset to Permian Resources’ existing acreage in Lea and Eddy Counties. Earthstone’s remaining acreage is located in the Midland Basin, and the Company expects to primarily harvest free cash flow from this asset at current commodity prices.

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Strong Balance Sheet. The Company expects to have a net debt-to-LQA EBITDAX[2] ratio of less than 1.0x at closing, assuming strip prices. In conjunction with the transaction, the Company has secured a $500 million incremental commitment under its credit facility from Wells Fargo Bank, which will increase aggregate lender commitments thereunder to $2.0 billion. Permian Resources expects to have pro forma liquidity of over $1.0 billion at closing, providing significant financial flexibility. The combined company will also maintain a strong maturity profile, with its first debt maturity occurring in 2026. Lastly, the transaction is expected to enhance Permian Resources’ credit profile and decrease its overall cost of capital, as larger scale and higher production levels accelerate its path to investment grade.

Tangible Operational and Financial Synergies

Total synergies resulting from the transaction are expected to drive approximately $175 million in annual cash flow improvements, which include $145 million of operational and G&A synergies expected to be fully realized by year-end 2024. Expected annual operational synergies total $115 million and are primarily associated with reduced drilling, completions and facilities (“DC&F”), lease operating and midstream costs. Permian Resources expects to realize significant DC&F savings in the Delaware Basin through improved efficiencies and lower cost structure. The Company expects to reduce LOE expense on a per unit basis through personnel and contract services optimization and enhanced production operations. Additionally, the combined company expects to leverage its enhanced size and scale to optimize pricing across completion, production and midstream operations.

Permian Resources has identified $30 million of annual general and administrative savings. The combined company is also expected to benefit from a lower overall cost of capital, leading to potential financial synergies of $30 million annually. Permian Resources has proven operational and integration track records and plans to leverage its best practices and lower corporate cost structure to advance cost reductions across all operating expenses and capital expenditures. The all-stock transaction structure allows for shareholders of both Permian Resources and Earthstone to benefit from the cost synergies and significant upside potential of the combined companies.

Transaction Details

The all-stock transaction will consist of 1.446 shares of Permian Resources common stock for each share of Earthstone common stock, representing an implied value to each Earthstone stockholder of $18.64 per share based on the closing price of Permian Resources common stock on August 18, 2023. Permian Resources will issue approximately 211 million shares of common stock in the transaction. After closing, existing Permian Resources shareholders will own approximately 73% of the combined company and existing Earthstone shareholders will own approximately 27% of the combined company.

The transaction has been unanimously approved by the Boards of Directors of both Permian Resources and Earthstone and is expected to close by year-end 2023, subject to customary closing conditions, regulatory approvals and shareholder approvals. Permian Resources’ and Earthstone’s largest shareholders, which currently own approximately 49% and 48% of each respective company’s outstanding shares, have executed a Voting and Support Agreement in connection with the transaction.

Upon closing of the transaction, Permian Resources’ Board of Directors will be expanded to consist of eleven directors, including the addition of two representatives from Earthstone. Permian Resources’ executive management team will lead the combined company with the headquarters remaining in Midland, Texas.

Preliminary Framework for 2024 Capital Allocation

Permian Resources and Earthstone are operating an eleven-rig drilling program in aggregate, primarily focused on the Delaware Basin. The combined company plans to allocate at least one of Earthstone’s two rigs currently in the Midland Basin to the Delaware Basin. During 2024, the combined company expects to allocate approximately 90% of capital to high rate-of-return projects in the Delaware Basin, predominantly focused on Lea, Eddy, Reeves and Ward Counties. Delaware Basin activity is expected to be weighted slightly more towards New Mexico, as a result of the transaction. The Company expects to maintain optionality from the low decline Midland Basin asset base, while harvesting significant free cash flow.

The Company expects to provide detailed forward-looking guidance for the full-year 2024 early next year and in accordance with its annual budgeting cycle. Permian Resources plans to deliver an operational plan that maximizes free cash flow during the near-term, depending on strip commodity prices and expected oilfield service costs. The Company remains committed to returning at least 50% of free cash flow after its base dividend through variable dividends and share repurchases.

Advisors

Jefferies LLC and Morgan Stanley & Co. LLC are serving as co-lead financial advisors and Kirkland & Ellis LLP is serving as legal advisor to Permian Resources. RBC Capital Markets, LLC and Wells Fargo Securities LLC are serving as financial advisors and Vinson & Elkins L.L.P. is serving as legal advisor to Earthstone.

Conference Call and Webcast

Permian Resources will host an investor conference call on Monday, August 21, 2023 at 7:30 a.m. Central (8:30 a.m. Eastern) to discuss the proposed transaction. Interested parties may join the webcast by visiting Permian Resources’ website at www.permianres.com and clicking on the webcast link or by dialing (888) 259-6580 (Conference ID: 11042970) at least 15 minutes prior to the start of the call. A replay of the call will be available on the Company’s website or by phone at (877) 674-7070 (Access Code: 042970) for a 14-day period following the call.

About The Companies

Headquartered in Midland, Texas, Permian Resources is an independent oil and natural gas company focused on the responsible acquisition, optimization and development of high-return oil and natural gas properties. The Company’s assets and operations are located in the core of the Delaware Basin. For more information, please visit www.permianres.com.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in acquisitions and the development and operation of oil and natural gas properties. Its primary assets are located in the Permian Basin of New Mexico and West Texas. Earthstone’s Class A Common Stock is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit Earthstone’s website at www.earthstoneenergy.com.

1) Pro forma net production reflects second quarter 2023 actual results for Permian Resources and the midpoint of Earthstone’s fourth quarter 2023 guidance which includes the Novo acquisition that closed on August 15, 2023.

2) The Company does not provide guidance on the items used to reconcile between forecasted net debt-to-LQA EBITDAX (or “leverage”) to forecasted long-term debt, net, or forecasted net income due to the uncertainty regarding timing and estimates of certain items. Therefore, we cannot reconcile forecasted leverage to long-term debt, net, or net income without unreasonable effort.

Permian Resources Contacts:

Hays Mabry – Sr. Director, Investor Relations

Mae Herrington – Engineering Advisor, Investor Relations

(832) 240-3265

ir@permianres.com

Earthstone Contact:

Clay Jeansonne – Investor Relations

(713) 379-3080

CJeansonne@earthstoneenergy.com

No Offer or Solicitation

This communication relates to a proposed business combination transaction (the “Transaction”) between Earthstone and Permian. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information

In connection with the Transaction, Permian will file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, that will include a joint proxy statement of Earthstone and Permian and a prospectus of Permian. The Transaction will be submitted to Earthstone’s stockholders and Permian’s stockholders for their consideration. Earthstone and Permian may also file other documents with the SEC regarding the Transaction. The definitive joint proxy statement/prospectus will be sent to the stockholders of Permian and Earthstone. This document is not a substitute for the registration statement and joint proxy statement/prospectus that will be filed with the SEC or any other documents that Permian or Earthstone may file with the SEC or send to stockholders of Permian or Earthstone in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF EARTHSTONE AND PERMIAN ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and all other documents filed or that will be filed with the SEC by Permian or Earthstone through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Earthstone will be made available free of charge on Earthstone’s website at https://www.earthstoneenergy.com, under the “Investors” tab, or by directing a request to Investor Relations, Earthstone Energy, Inc., 1400 Woodloch Forest Drive, Suite 300, The Woodlands, TX 77380, Tel. No. (281) 298-4246. Copies of documents filed with the SEC by Permian will be made available free of charge on Permian’s website at https://www.permianres.com under the “Investor Relations” tab or by directing a request to Investor Relations, Permian Resources Corporation, 300 N. Marienfeld St., Ste. 1000, Midland, TX 79701, Tel. No. (432) 695-4222.

Participants in the Solicitation

Permian, Earthstone and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect to the Transaction.

Information regarding Earthstone’s directors and executive officers is contained in the proxy statement for Earthstone’s 2023 Annual Meeting of Stockholders filed with the SEC on April 27, 2023, and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at http://www.sec.gov or by accessing Earthstone’s website at https://www.earthstoneenergy.com. Information regarding Permian’s executive officers and directors is contained in the proxy statement for the Permian’s 2023 Annual Meeting of Stockholders filed with the SEC on April 11, 2023 and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the Permian’s website at https://www.permianres.com.

Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the Transaction by reading the joint proxy statement/prospectus regarding the Transaction when it becomes available. You may obtain free copies of this document as described above.

Forward-Looking Statements and Cautionary Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Permian or Earthstone expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the Transaction, pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of Permian may not approve the issuance of new shares of common stock in the Transaction or that stockholders of Earthstone may not approve the merger agreement, the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the Transaction, the risk that any announcements relating to the Transaction could have adverse effects on the market price of Permian’s common stock or Earthstone’s common stock, the risk that the Transaction and its announcement could have an adverse effect on the ability of Permian and Earthstone to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending Transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Permian’s or Earthstone’s control, including those detailed in Permian’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at https://www.permianres.com and on the SEC’s website at http://www.sec.gov, and those detailed in Earthstone’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Earthstone’s website at https://www.earthstoneenergy.com and on the SEC’s website at http://www.sec.gov. All forward-looking statements are based on assumptions that Permian or Earthstone believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Permian and Earthstone undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.